EXHIBIT 4.16

                                                               Project Agreement

                                                  Neurosciences Victoria Limited

                                                                             and

                                                     Prana Biotechnology Limited

                                                          Allens Arthur Robinson
                                                           Stock Exchange Centre
                                                              530 Collins Street
                                                        Melbourne 3000 Australia
                                                              Tel 61 3 9614 1071
                                                              Fax 61 3 9614 4661

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Project Agreement

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Table of Contents

1.  Definitions and interpretation                                             2

    1.1    Definitions                                                         2
    1.2    Interpretation                                                      4

2.  Agreement to undertake Project                                             5

3.  Appointment, management and retention of staff                             5

4.  Condition Precedent and Term                                               6

    4.l    Condition Precedent                                                 6
    4.2    Term                                                                6

5.  Project Management Committee and Reporting Requirements                    7

    5.1    Appointment                                                         7
    5.2    Operation of Project Management Committee                           7
    5.3    Semi-annual reports                                                 7
    5.4    Annual reporting review                                             8
    5.5    Records management                                                  8
    5.6    Final report                                                        8

6.  Budget and GST                                                             8

7.  Ownership and rights in relation to Intellectual Property                  9

    7.l    Background IP                                                       9
    7.2    Project Results                                                    10
    7.3    NSV has no rights outside the Field                                11

8.  Commercialisation of IP                                                   12

    8.1    Decline of First Right of Refusal                                  12
    8.2    Exercise of First Right of Refusal                                 12
    8.3    Share of Proceeds                                                  13
    8.4    Use and Distribution of Proceeds                                   13

9.  Identification, maintenance, enforcement and defence of
    Intellectual Property                                                     14

    9.1    Identification of Project Results                                  14
    9.2    Primary responsibility for Project Results                         15
    9.3    Reversion of Project Results                                       15
    9.4    Assistance                                                         15
    9.5    Protection of Intellectual Property                                16
    9.6    Proceeds of Infringement                                           16

10. Confidentiality                                                           17

    10.1   Confidentiality Obligations                                        17
    10.2   Publications                                                       18


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11. Settlement of Disputes and Arbitration                                    18

    11.1    Dispute Resolution                                                19
    11.2    Arbitration                                                       20

12. Termination and Breach                                                    20

    12.1    Breach by Prana                                                   20
    12.2    Termination for unsatisfactory Progress                           21
    12.3    Termination of RCA with SCHERING                                  21
    12.5    Breach by NSV                                                     22

13. Termination without prejudice                                             24

14. General Warranties and Indemnities                                        24

    14.1    IP representations and warranties                                 24
    14.2    Indemnities in relation to the Project                            24

15. Assignment and Sub-Contracting                                            25

16. Force majeure                                                             25

17. Clause severance                                                          26

18. Waiver                                                                    26

19. Governing law                                                             26

20. Notices                                                                   27

21. Entire Agreement                                                          27

22. Amendments                                                                28

23. Further assurances                                                        28

24. Counterparts                                                              28

Schedule 1                                                                    29
    Financial Terms                                                           29
    Project Synopsis                                                          29

Schedule 2                                                                    36
    Project Management Committee                                              36

Schedule 3                                                                    37
    Addresses for Service of Notices                                          37

Schedule 4                                                                    38
    Budget, Shares of Project Results and Proceeds of Commercialisation       38


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Date
---------

Parties
---------

      1. Neurosciences Victoria Limited (ABN 56 094 548 973) a company incorporated in the State of Victoria and having its registered office at The Gatehouse, 2 Park Drive, Parkville 3052,Australia
            (NSV).

      2. Prana Biotechnology Limited (ABN 37 080 699 065) of 100 Dorcas St, Sth. Melbourne, Victoria (Prana)

Recitals
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A           NSV is a company limited by guarantee to enhance scientific and technological capabilities and support scientific research in Victoria in the Field) by, amongst other things, facilitating funding, as agent for its members and certain Victorian research institutes.

B NSV has signed a research collaboration agreement ("RCA") with Schering Aktiengesellschaft, 13342 Berlin, Germany, ("SCHERING"), under which SCHERING is willing to provide financial funding to certain Projects in the Field and NSV agrees to provide certain rights to Project Results and Background IP to SCHERING.

C In furtherance of recital A and B, the Parties wish to conduct a Project in the Field.

D Prana hereby appoints NSV as agent for the purpose of receipt of Schering funding under the terms of the RCA between NSV and Schering and to facilitate the licensing of IP to Schering through NSV and for no other purposes.

E           In furtherance of Recital A and B

            (a) Prana has prepared a Project Synopsis detailing a Project that it and NSV wish to have conducted in the Field;

            (b) the Project Synopsis has been discussed with and approved by SCHERING; and

            the Parties wish to agree on the terms and conditions under which


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            the research and development project will be conducted.

It is agreed as follows:

1.    Definitions and interpretation
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1.1   Definitions

      In this Agreement, unless a contrary intention appears from the context:

      Account means an account opened in accordance with clause 6.

      Background IP shall mean the Intellectual Property owned or controlled by Prana which is already in existence prior to the Commencement Date or is created independently of the Agreement and which is made available under this Agreement by Prana for the Project. Patented Background IP is identified in the Project Synopsis.

      Budget means the budget for the Project set out in the Project Synopsis and amended by the Parties only upon approval by SCHERING.

      Commencement Date means the date of this Agreement.

      Commercialise, in relation to Intellectual Property, means to develop, manufacture, sell, hire or otherwise exploit a product or process, or to provide a service, incorporating that Intellectual Property, or to license SCHERING to do any of those things; and Commercialisation is similarly construed.

      Commercialisation Proceeds means any and all royalties, licence fees and other receipts derived from Commercialisation of Project Results with or without Background IP under a Sub-licence by SCHERING.

      Committee means the Project Management Committee established under clause 5.1.

      Confidential Information means all trade secrets and know-how, financial information and other commercially valuable information of whatever description and in whatever form (whether written or oral, visible or invisible) made available as Background IP or otherwise or arising as a result of the Project, but excludes the interpretation, analysis and application of general information in the public domain.

      Core Criteria shall mean the general criteria as laid out in Appendix 1.5 of the RCA, that need to be fulfilled independently of any specific Project Decision Criteria in order to enable SCHERING to make its decision as to the right of first negotiation granted by NSV to SCHERING under ss. 7 of the RCA.


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      Decision Criteria means collectively the Core Criteria and the Project
      Decision Criteria.

      Earmarked Funds has the meaning given in the Members Agreement dated November 2, 2001 between NSV and its founding members, namely research funding which NSV has arranged for a particular project.

      Field means Beta amyloid proteins which degrade beta amyloid and lead to the clearance of beta amyloid peptide from the brain.

                             [this space left blank]

      Intellectual Property includes all industrial and intellectual property, whether protected at common law or under statute and includes (without limitation) all inventions (both patentable and unpatentable), designs (both registered and unregistered), copyrights, circuit layouts, plant variety rights, trademarks (both registered and unregistered), samples, materials, data, know-how, results and Confidential Information.

      Key Alliance Manager- Research (KAMR) means the team established in accordance with ss. 10.4 of the RCA.

      Party means a party to this Agreement.

      Project means the research and development activities described in the Project Synopsis to be undertaken by Prana under this Agreement.

      Project Decision Criteria means the Project specific set of scientific criteria (including timelines) as listed in each Project Synopsis which have to be fulfilled and presented by NSV to SCHERING under the RCA in order to enable SCHERING to make its decision as to the right of first negotiation granted under the RCA.

      Project Results means all Intellectual Property, whether patentable or not, in relation to the Project that has been created, discovered or brought into existence as a result of or in connection with the Project by Prana at any time, excluding the Background IP.


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      Project Leaders means the project leaders from Prana and SCHERING as appointed under clause 3 (a).

      Project Management Committee means the committee established in accordance with clause 5.

      Project Synopsis means the detailed description of a research project, including a detailed work-plan for the research and/or development for the Project (including the timeline, milestones and Decision Criteria) as set out in Schedule 1 amended as agreed between the Parties in writing from time to time.

      Raw Data means that part of the Project Results comprising the data contained in the lab books regardless of their form, allowing for the verification and validation of the scientific results produced during the performance of a Project.

      Steering Committee means the decision body established in ss. 10.1 of the RCA and comprising of representatives of NSV and SCHERING.

      Sub-licence is defined in clause 8.2.

      Tax Invoice means a document that complies with the requirements of subsection 29-70(1) and (if applicable) section 54-50 of the A New Tax System (Goods and Services Tax) Act 1999 (Cwth).

1.2   Interpretation

      In this Agreement, unless the context indicates to the contrary:

      (a) the expression person includes a natural person, an institution, a body corporate, an agency or other body;

      (b) reference to any Party to this Agreement will include the Party's legal successor (including executors and administrators) and permitted assigns;

      (c) words importing the singular will include the plural (and vice versa) and words denoting a given gender will include all other genders;

      (d) clause headings and notes in square brackets are inserted for convenience only, and have no effect in limiting or extending the language of provisions, except for the purpose of rectifying any erroneous cross reference;

      (e) references to any document or agreement will be taken to include references to such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

      (f) references to any legislation or to any provision of any legislation will include any modification or reenactment of such legislation or any legislative provision substituted for, and all legislation and statutory instruments issued under such legislation;


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      (g)   all attachments to this Agreement form part of this Agreement;

      (h) all monetary amounts referred to in this Agreement are in Australian currency.

2.    Agreement to undertake Project

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      In consideration of the mutual promises and undertakings set out in this
      Agreement, Prana hereby agrees to undertake the Project in accordance with the terms and conditions of this Agreement. Without limiting the generality of this clause 2.1, Prana must;

      (a) Work to carry out and complete the Project in accordance with the Project Synopsis, the Budget and the terms and conditions of this Agreement and in a manner which is to the satisfaction of NSV; and

      (b) obtain all licences, permits and authorities, and comply with all laws, by-laws and regulations, which may be required for the legal performance of its obligations under this Agreement.

3.    Appointment, management and retention of staff

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      Upon the start of a Project Prana must:

      (a) appoint one key personnel to undertake the lead role on the Project on behalf of Prana (Project Leader), who will manage and monitor the day-to-day operations of the Project together with a Project Leader nominated by SCHERING. It is agreed that the Project Leader appointed by Prana may be a sub-contractor of Prana. Both Project Leaders shall be members of the Project Management Committee (see clause 5). All communication among Project Leaders shall be copied to the KAMR. If any Project Leader of Prana dies, becomes incapacitated or ceases to be employed by Prana, Prana will notify NSV immediately and nominate a suitable replacement to carry out and complete Prana's obligations in respect of the Project under this Agreement. If NSV or SCHERING reasonably considers that the nominated replacement is not suitable to perform those functions, NSV may exercise its rights under clause 12.l(b);

      (b) be solely responsible for all scientists and other staff involved in the Project on behalf of the Institute, and for all their entitlements, including, but not limited to, any superannuation and workers' compensation contributions, as may legally be required to be made in respect of the engagement of each of those scientists or other staff;


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      (c)   do all things reasonably within its power to ensure that all scientists and other staff engaged by Prana undertake the Project work and act to the best of their respective skills and abilities in a diligent, professional and honest manner; and

      (d) neither during, nor for six months after the term of this Agreement, employ or attempt to employ any key personnel of another Party who has been involved in the Project without the prior written consent of that Party.

4.    Condition Precedent and Term

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4.1   Condition Precedent

      It is a condition precedent to this Agreement that NSV submits to Prana (or vice versa) and NSV (or Prana, as appropriate) approves, a Project Synopsis that fully defines the Project and includes the following in respect of the Project:

      (a)   a statement of aims;

      (b)   an outline of the strategy to be followed;

      (c)   potential outcomes;

      (d)   milestones;

      (e) the financial terms applicable to the Project as laid out in Appendix 7.5 of the RCA.

      (f)   a budget for Prana's contribution to the Project;

      (g)   resource requirements for Prana's contribution to the Project;

      (g) Background IP in existence as at the Commencement Date proposed to be used in the Project and the terms, if any, on which Prana will make its Background IP available for use in the conduct and Commercialisation of the Project.

      (i)   Prana's share of the Commercialisation Proceeds; and

      (j)   the Project Decision Criteria

4.2   Term

      This Agreement will commence on the Commencement Date and will continue until the completion of the Project, unless terminated earlier in accordance with clause 12.


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5.    Project Management Committee and Reporting Requirements

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5.1   Appointment

      As soon as practicable after the Commencement Date, the Parties shall establish a project management committee to have overall management and evaluation of the Project (hereinafter "Project Management Committee" or simply "Committee").

5.2   Operation of Project Management Committee

      The Committee will operate as follows:

      (a) it will comprise one representative from Prana as well as the Project Leaders of Prana and SCHERING. The initial representatives are listed in Schedule 2;

      (b) it will meet monthly to review the progress of the Project and determine the programs of work to be undertaken under the Project Synopsis;

      (c) it may determine its own procedures and may confer by telephone or other electronic means;

      (c)   a resolution of the Committee must be passed by all representatives;
            and

      (e) each Party bears the cost and expenses incurred by its representatives in relation to their attendance at Committee meetings.

5.3   Semi-annual reports

      Prana's Project Leader, with support of the Schering Project Leader, must prepare and submit to the Committee and the WMR a semi-annual report describing:

      (a) work done and achievements made (including milestones and deliverables completed) during the 6 months to which the report relates;

      (b) details of Project Results developed during the 6 months and steps taken to protect it;

      (c)   any departure from the Project Synopsis during those 6 months:

      (d) current issues relating to the performance of the Project and recommendations as to their resolution;

      (e)   the amount of funding required for the next 6 months; and

      (f) such other matters as each Party (or its representative or appointee on the Committee) considers appropriate.

      All reports have to be approved by the KAMR.


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5.4   Annual reporting review

      During each year of the Project, the KAMR will review the adequacy of the reporting requirements set out in clause 5.3,and decide whether, and if so how, they should be amended for the following year of the Project.

5.5   Records management

      The Committee must:

      (a) maintain full and accurate data, information and records of and concerning work carried out in the Project; and

      (b) disclose or make available all such data, information and records to the Parties as and when each Party requires;

      (c) make sure that all Raw Data will be entered into a laboratory note book, dated, signed and witnessed.

      NSV and/or SCHERING has the right to review the handling of all documents, data, records and Raw Data produced for the Project during the term of this Agreement. Time and location of such review shall be coordinated with Prana.

5.6   Final report

      The Committee must submit through the Project Leaders to the KAMR and the Steering Committee a final report in writing within 30 days of completion of the Project. The final report will describe, in reasonably informative detail:

      (a)   the conduct of the Project;

      (b)   the results;

      (c)   Project Results obtained in the performance of the Project;

      (d)   Background IP used in the performance of the Project; and

      (e)   Background IP required for Commercialisation of the Project Results.

6.    Budget and GST

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      (a)   The initial Budget for the Project is set out in Schedule 4 and shows:

            (i) the amount of funds allocated to Prana to undertake and perform its responsibilities under the Project Synopsis (Reseach Funds); and

            (ii) the proportion, if any, to which NSV is entitled as its administration fee in consideration of fulfilling its obligations under this Agreement, (NSV Proportion) provided that the NSV Proportion will be zero where an allocation has already been made in respect of the Project under the arrangements set out in the Members' Agreement.


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      (b)   On, before, or as soon as practicable after, the Commencement Date,
            NSV will, if it does not already have an appropriate account, open an account and will deposit into that existing or new account such funds as it has received from SCHERING as agent for Prana to enable the Project to be conducted.

      (c) In consideration of Prana undertaking the Project, NSV will draw on the Account to provide Prana the amount set out in subparagraph
            (a)(i) above as quarterly instalments.

      (d) If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. In this Agreement 'Consideration' and 'Taxable Supply' each has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and 'GST Amount' means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply.

      (e) No Party is required to provide any amount of GST to any other (and may withhold any amount required at law) unless the other issues a Tax Invoice to that Party.

      (f) NSV is not required to provide any amounts under this Agreement to the extent that SCHERING who has committed to provide research funding to NSV in respect of the Project defaults on those commitments leaving insufficient funds in the Account to enable NSV to provide such amounts.

      (g) NSV must use all reasonable endeavours to enforce its rights against SCHERING if SCHERING defaults on the commitments referred to in paragraph (f).

7.    Ownership and rights in relation to Intellectual Property

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7.1   Background IP

      (a) For the specific purposes of allowing the Project to proceed and for commercialisation of Project Results (and only for those purposes), Prana will make available to the Project the Background IP (as defined) in respect of Prana whether directly as a result of Prana's ownership of that Background IP or as a result of agreements entered into with the owner(s) of that Background IP.

      (b) The Parties acknowledge and agree that the Background IP will remain the property of Prana or the owner(s) referred to in paragraph (a).


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      (c)   The Project Leader will endeavour to maintain a register recording such Background IP as is made available by Prana for the Project, provided that failure to include an item of Background IP on this register does not preclude the Parties from using Background IP as permitted under this Agreement where that Background IP is made available under this Agreement or is included in the definition of 'Background IP'.

      (d) Prana grants to NSV, a worldwide, non-exclusive, royalty-free, sub-licensable licence to Commercialise the Background IP but only to the extent required for NSV to Exercise its rights to Commercialise the Project Results granted under clause 7.2.

7.2   Project Results

      (a) All Project Results created in relation to the Project, upon creation, vest in and will become and remain the property of Prana, only subject to Prana's contractual agreements with the University of Melbourne in relation to this Agreement. Prana is free to deal with, Commercialise, dispose of or encumber any interest which it might hold in Project Results outside the Field as it sees fit.

      (b) Subject to clause 8.1, no Party will deal with, Commercialise, dispose of or encumber any interest which it might hold in Project Results in the Field, except as authorised in this Agreement, or with the written consent of the other Party to this Agreement.

      (c) Each Party will co-operate with each other Party and promptly do all acts and things and execute all documents which may be necessary for the purpose of vesting ownership of the Project Results in Prana as contemplated by this clause 7.2.

      (d) Prana grants to NSV, a first right of refusal to negotiate a worldwide exclusive royalty-bearing sub-licensable licence to Commercialise the Project Results in the Field in accordance with clause 8 of this Agreement.

      (e) As soon as the Project Leaders are notified under clause 9.1(a) of the creation of any Project Results then, if that Project Results alone or together with any Background IP, meets the Project Decision Criteria, the Project Leaders will within 14 days notify all Parties and the Steering Committee in writing that, from the date of notification, NSV may exercise its right of first refusal to license such Project Results and any relevant Background IP and present NSV with sufficient data to make a decision on the exercise of its right of first refusal.


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      (f)   The Parties are aware of the fact that after NSV has received such notification and data in accordance with clause 7.2(e), NSV has the obligation under the RCA to immediately notify SCHERING which has an exclusive right of first negotiation for a sublicence to all Project Results and Background IP notified to NSV under this Agreement.

      (g) Under the RCA SCHERING has the right to evaluate the relevant Project Results and Background IP during a period of 90 days after notification and presentation of sufficient data by NSV. The Parties hereby acknowledge and agree to this right.

      (h) SCHERING has further the right under the RCA, at its cost, to scientifically check the data, including, where necessary and applicable, a reevaluation of the experiments or tests. In such case the above mentioned period of 90 days may be extended by another 60 days to allow for such tests. If SCHERING requires access to Project Results in order to decide if the Project Decision Criteria have been met, Prana hereby agree (i) to SCHERING's right under ss. 8.2 of the RCA to perform a due diligence on the Project Results and the Background IP and (ii) to apply reasonable efforts to execute, support and facilitate such access for SCHERING.

      (i)   After SCHERING has informed NSV within the timelines mentioned in
            7.2 (g) and (h) respectively above by written notice whether the Decision Criteria have been met and whether SCHERING wishes to obtain a sub-license from NSV, NSV will immediately notify Prana accordingly whether NSV wants to exercise its right of first refusal to negotiate a licence to the relevant Project Results and Background IP.

      (j) The Decision Criteria may only be amended in accordance with the RCA. Any amendment of the Decision Criteria will be notified to Prana in writing and will become an integral part of this Agreement and the Project Synopsis on the date of that notification.

            (i) The rights granted to NSV or SCHERING in respect of Project Results are subject to a right in favour of Prana to use and disclose for educational and research purposes to the extent allowed by Clause 10 (Confidentiality and Publications)

7.3   NSV has no rights outside the Field

      NSV specifically acknowledges that it has no rights to use Project Results or Background IP outside the Field. Without limiting the generality of the foregoing, NSV specifically acknowledges that it has no rights to use Project IP or Background IP to develop products for therapeutic use or have any rights of first


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      refusal to negotiate any rights to Commercialise any Project Results or
      Background IP for therapeutic purposes outside the scope of this Agreement.

8.    Commercialisation of IP

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8.1   Decline of First Right of Refusal

      If NSV does not exercise its first right of refusal in accordance with clause 7.2, unless the Parties agree otherwise, NSV's rights under clauses
      7.1 and 7.2 will terminate and its rights to the Project Results and Background IP will revert to Prana who, subject to clause 9.3, will be free to commmercialise and otherwise deal in that Intellectual Property as they see fit.

8.2   Exercise of First Right of Refusal

      If NSV does exercise its first right of refusal in accordance with clause
      7.2 (i), Prana appoints NSV as its agent to negotiate a sub-licence in the Field, (Sub-licence) with SCHERING to Commercialise the Project Results and (as necessary to Commercialise the Project Results) the Background IP, and the following provisions will apply:

      (a) NSV will use all reasonable endeavours to negotiate the Sub-licence, according to the following:

            (i) the Sub-licence will be world-wide and exclusive in respect of Project Results only, and non-exclusive in respect of Background IP;

            (ii) the Sub-licence will be royalty-bearing, with royalty rates and any licence fees and milestone payments set out in Appendix 7.5 [(financial terms)] of the RCA and royalty payments calculated by reference to Net Sales as defined in the RCA;

            (iii) the term of the Sub-licence will be for the duration of the last to expire anywhere in the world of the patents generated in respect of the Project Results, provided that the royalty obligations may expire on a country-by-country basis as patent protection in respect of the Commercialisation of the Project Results expires in each country; and

            (iv) NSV may not enter info any binding Sub-licence without Prana's written approval, which may not be unreasonably withheld.

      (b) If any Sub-licence is entered into, Prana will be deemed to have immediately:


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            (i)   granted to NSV a reciprocal licence to Commercialise the
                  Project Results and Background IP as necessary to enable NSV to fulfil its obligations to SCHERING under the Sub-licence; and

            (ii) appointed NSV its agent to receive Commercialisation Proceeds under the Sub-licence on their behalf.

      (c) If NSV and SCHERING, after good faith negotiations, are unable to agree on the terms of a Sub-licence within 6 months of NSV exercising its first right of refusal under clause 7.2, unless the Parties agree otherwise, NSV's rights under clauses 7.l and 7.2 will terminate and its rights to the Project Results and Background IP will revert to Prana who, subject to clause 9.3, will be free to commercialise and otherwise deal in that Intellectual Property as they see fit.

8.3   Share of Proceeds

      NSV will receive and hold the Commercialisation Proceeds in accordance with clause 8.4 as agent for Prana in the proportions specified in Item 3 of Schedule 4. If no such proportions are specified, then the proportions specified in Item 2 of Schedule 4 will apply.

8.4   Use and Distribution of Proceeds

      NSV will:

      (a) collect and pay all Commercialisation Proceeds and any funds NSV receives from SCHERING for the purposes of identifying, maintaining, enforcing or defending Intellectual Property into the Account;

      (b) draw on the Account to meet its agreed administration fee payable in connection with Commercialising the Project Results, which fee will be 12.5% of all Commercialisation Proceeds, unless otherwise specified in Item 3 of Schedule 4 or agreed in writing by all Parties;

      (c)   draw on the Account as permitted under clause 9.2; and

      (d) draw on the Account to pay any money due to the owners of Background IP as a result of the Commercialisation.

      (e) distribute the balance to Prana in accordance with the proportions determined under clause 8.3.


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9.    Identification, maintenance, enforcement and defence of Intellectual
      Property

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9.1   Identification of Project Results

      (a) Prana must notify the Project Leaders of the creation of any Project Results as soon as practicable after such creation.

      (b) Prana will use its best efforts to ensure that its employees, agents and sub-contractors under its supervision or other persons participating in the Project:

            (i)   will identify Project Results generated or developed by them;

            (ii) will promptly communicate details of it to the Project Leaders; and

            (iii) will promptly do all acts and things and execute all documents necessary for the purpose of vesting ownership of the Project Results in Prana as contemplated by clause 7.2.

      (c) If Prana considers that a particular development arising from that Project may be patentable or the subject of other forms of Intellectual Property protection, Prana will promptly communicate details of that development to the Project Leaders.

      (d) The Project Leaders will advise the KAMR whether the development warrants pursuing patent protection, or other forms of Intellectual Property protection, and if it does, of what nature and in which countries protection should be sought.

      (e) If required by the KAMR, the Committee will discuss with SCHERING the matters referred to in paragraph (d) and the question which party shall have the obligation to file, maintain, prosecute, enforce and defend such Intellectual Property. The Committee will allow any final decision under this clause to be solely up to SCHERING.

      (f) All registrable Project Results will be applied for in the name of the owner of that Project Results as determined under clause 7.2.

      (g)   Except as expressly stated otherwise in this Agreement:

            (i) Prana will be responsible for application, prosecution, maintenance, enforcement or defence of any form of Intellectual Property protection in respect of its Background IP and will keep NSV reasonably informed of, and co-operate, at NSV's cost, with any reasonable request of NSV in connection with, such matters; and

            (ii) nothing will require Prana to apply its own funds (other than those held by NSV on its behalf) towards the application, prosecution,


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                  maintenance, enforcement or defence of any form of
                  Intellectual Property protection in respect of Project
                  Results.

9.2   Primary responsibility for Project Results

      (a) NSV, subject to the rights of SCHERING and Prana referred to in clause 9.1 above and ss. 9 of the RCA, will be responsible for applying, maintaining, prosecuting, enforcing and defending any form of Intellectual Property protection in respect of Project Results in close consultation with SCHERING.

      (b) NSV may meet any expenses incurred under this clause 9 out of any funds NSV receives from SCHERING dedicated explicitly to the purposes of maintaining, enforcing or defending any Intellectual Property and which NSV deposits into the Project Account.

9.3   Reversion of Project Results

      If:

      (a) SCHERING does not take reasonably adequate steps to protect the Project Results; or

      (b) an NSV request under clause 9.2 for funds to obtain protection of Project Results is refused,

      Prana may protect the Project Results and/or incur the expense (as the case may be) and all rights thereafter obtained as a result of those funds will be excluded from the first right of refusal under clause 7.2(d).

9.4   Assistance

      Prana will, at its cost, provide all information to NSV and SCHERING (as the case may be) and execute all documents and do all acts and things necessary or desirable to enable the adequate and timely preparation of all documents necessary or desirable for the application, prosecution, maintenance, enforcement or defence of any registrations or other protection of the Project Results, including, without limitation:

      (a) signing, and procuring all inventors to sign, all powers of attorney and other forms required for the orderly prosecution of patent applications; and

      (b) lending its name to any infringement or defence action either as a direct party or a third party.

      Other than the obligations in this 9.4, Prana will not be liable for any costs associated with an infringement or defence action initiated by NSV or SCHERING.


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9.5   Protection of Intellectual Property

      (a)   Prana will disclose to NSV immediately it becomes aware, details of:

            (i) any infringement or alleged infringement by any person of any Project Results, Background IP or any Intellectual Property of a third party relevant to the Project or relevant to the Commercialisation of the Project Results and Background IP, in the Field; and

            (ii) any claim or alleged claim by any person that Commercialisation of the Project Results, Background IP or any Intellectual Property of a third party relevant to the Commercialisation of the Project Results and Background IP constitutes an infringement of the rights of that person, in the Field.

      (b) Unless the Parties otherwise agree, NSV will, in accordance with the terms of the Sub-licence (if any) take all reasonable steps to enforce and defend the Project Results, in the Field, as it sees fit, in consultation with Prana, but subject to any rights of SCHERING. At NSV's request, Prana agrees to give NSV all assistance which may be reasonably required in order to enforce and defend the Project Results.

      (c) Prana will maintain, enforce and defend any Background IP which is the subject of a Schering sub-license under this Agreement, at Prana's own expense;

      (d) If NSV decides not to initiate proceedings against any alleged infringer in relation to alleged infringements of Project IP in the Field, Prana will not do so without NSV's prior written consent, such consent to be given at NSV's discretion and on such conditions as NSV sees fit, including, without limitation, satisfaction of issues such as apportionment of proceeds, recovery of NSV's costs and indemnification of NSV against adverse judgment.

      (e) NSV has the right to assign all rights vested in NSV under this Agreement with regard to filing, maintenance, prosecution, enforcement and defence of Project Results to SCHERING.

9.6   Proceeds of Infringement

      If NSV recovers any damages or accounts of profit in taking any action against any alleged infringer of Project Results, in the Field, the amounts of any such judgment and any costs recovered by NSV will be first applied to reimburse reasonable external costs and expenses (including external legal costs) incurred by NSV, Prana and SCHERING. The balance, if any, will be apportioned in accordance


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      with the terms of the Sub-licence (if any) and then to Prana in accordance with this Agreement as if it were Commercialisation Proceeds.

10.   Confidentiality

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10.1  Confidentiality Obligations

      (a) Each Party agrees that it will keep secret and confidential and not use or disclose to any other legal entity all Confidential Information made available by another Party other than as necessary for the purposes of this Agreement, save that NSV may disclose Confidential Information to third parties in confidence as reasonably necessary for the Commercialisation of the Project Results.

      (b) The obligations imposed on a Party by this clause will not apply to Confidential Information which:

            (i) prior to disclosure is in the public domain or in published literature or subsequent to disclosure to the Party becomes part of the public domain or is published other than as a result of an unauthorised act or failure to act by that Party;

            (ii) is received by a Party from a third party without any obligation to hold in confidence and which has not been obtained by that third party directly or indirectly from any Party;

            (iii) is independently developed by an employee or officer of the
                  Party owing the obligation of confidentiality while having no knowledge of the other Party's Confidential Information; or

            (iv) the Party claiming confidentiality has identified in writing as being released from the obligation of confidentiality.

      (c) A combination of information will not be taken to be in the public domain merely because it contains information in the public domain.

      (d) Confidential Information will not be taken to be in the public domain merely because it is embraced by a general disclosure in the public domain.

      (e) The receiving Party has the onus of showing that any of the above exceptions apply.

      (f)   Each Party will ensure that:

            (i) its respective employees who participate in the Project or acquire access to Confidential Information, will comply with the obligations of confidentiality as though parties to this Agreement; and


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            (ii)  any of the above mentioned employees who cease to be employed by the Party will continue to be bound by such obligations of confidentiality.

      (g) The obligations of confidentiality imposed on a Party will survive termination of this Agreement.

10.2  Publications

      (a) The Parties will use their best endeavours to ensure nothing is done which might prejudice the subsistence or Commercialisation of Confidential Information or Project Results. In particular, the Parties will not publish or disclose any such Confidential Information or Intellectual Property to any third person so as to preclude the grant of a patent in respect of the Project Results or cause the loss of Intellectual Property in any Confidential Information.

      (b) Prior to any publication the Party wishing to publish material (the Requesting Party) must forward a request in writing to NSV and/or SCHERING seeking permission to publish the material.

      (c) The Requesting Party may not publish results of the Project without the consent of SCHERING. If the Requesting Party requests in writing that SCHERING consent to a publication, SCHERING may not withhold that consent unless in its reasonable view the publication includes Confidential Information being part of Project Results and within the Field and the publication would adversely affect protection or Commercialisation of the Project Results within the Field. If the Requesting Party makes such a written request and receives no response from SCHERING within 90 days, SCHERING will be deemed to have consented to the proposed publication.

11.   Settlement of Disputes and Arbitration

--------------------------------------------------------------------------------

11.1  Dispute Resolution

      (a) if a dispute arises between the Parties in connection with the Agreement, the Parties undertake in good faith to settle the dispute.

      (b) Any dispute or difference arising between the Parties which cannot be resolved between them will be resolved in accordance with the following procedure:

            (i) the Party claiming that a dispute exists will notify the other Party that a dispute exists and forthwith submit such dispute or difference to


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                  the Committee for resolution. The Committee shall decide under consultation of the KAMR.

            (ii) if the Committee and the KAMR are unable to resolve the dispute or difference within a reasonable time, a meeting will be convened forthwith between senior representatives of the disputing Parties not being members of the Committee for resolution of the dispute or difference. If the dispute or difference concerns any matter being of material interest for SCHERING (e.g. such as rights to Background IP or Project Results, or publication issues) the senior representatives shall also confer with the SCHERING member(s) of the Steering Committee to resolve the dispute or difference.

      (c) Each Party acknowledges that the compliance with these provisions is a condition precedent to any entitlement to a claim, relief or remedy, whether by way of proceedings in a court of competent jurisdiction or by arbitration proceedings under this Agreement or otherwise in respect of such dispute or difference. However this will not preclude any Party from seeking urgent interlocutory relief in a court of competent jurisdiction.

11.2  Arbitration

      If any dispute or difference arises between the Parties to this Agreement which cannot be resolved between them in accordance with clause 11.1, and which does not impinge upon a question of law or call for the rectification of this Agreement, such dispute will forthwith be referred for determination at Melbourne, by an arbitrator agreed on by the Parties to the dispute or difference. If such Parties are unable to agree upon an arbitrator the matter will be dealt with in accordance with the laws relating to expedited commercial arbitration for the time being in force in Victoria.

11.3  SCHERING as intended Third Party Beneficiary

      Reference is hereby made to the RCA between SCHERING and NSV. The Parties recognise that as a result of the above-referenced agreement SCHERING has a material interest in the performance of this Agreement by the Parties hereto. Accordingly, to the extent that this Agreement grants to NSV any right, remedy or claim under or by reason of this Agreement, SCHERING may also enforce any such right, remedy or claim against Prana on its own behalf. Where this Agreement refers to a provision of the RCA under which SCHERING has a right, remedy or claim against Prana, SCHERING may enforce that right, remedy or claim directly against Prana under this Agreement.


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12.   Termination and Breach

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12.1  Breach by Prana

      (a) If Prana breaches or fails to perform any material term of this Agreement, and the breach is capable of remedy by performance or otherwise, NSV may serve on Prana a notice requiring it to remedy that breach. Prana must, at its cost, use its best endeavours and take all reasonable steps to remedy the breach within 90 days of receipt of the notice.

      (b) Subject to NSV's rights under clause 3(a) Prana's inability or failure to carry out or complete the Project due to the loss of the services of key personnel (whether by way of resignation, dismissal, loss of tenure or otherwise) is considered to be a breach that is capable of remedy for the purposes of this clause 12.

      (c) If Prana has not remedied the breach to NSV's reasonable satisfaction within 90 days of receipt of the notice, NSV may, in addition to any other rights it may have under this Agreement, take one or more of the following steps:

            (i) require Prana to continue to make available to NSV (by way of licence, mutually agreed assignment, or otherwise), as necessary to enable NSV to fulfill its obligations to SCHERING, all of Prana's interest in any Project Results and any associated Background IP on terms to be agreed in good faith having regard to the nature of the material breach, the nature of the Intellectual Property, the nature of NSV's obligations to SCHERING and any other relevant factors;

            (ii) if NSV enforces its right under paragraph (i) to have the Project Results and Background IP continue to be made available, require Prana to continue to comply with its obligations under clause 9 of this Agreement in relation to that Project Results and Background IP and not do anything in relation to that Project Results and Background IP which may prejudice NSV's ongoing rights in that Project Results and Background IP;

            (iii) terminate Prana's participation in the Project;

            (iv) require Prana to assist, at Prana's cost, NSV to find a suitable substitute to conduct any or all of Prana's outstanding role in the Project;

            (v) require Prana to fully indemnify NSV in respect of all liabilities and expenses incurred by any of them in respect of Prana's default


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                  under this Agreement, including the costs associated with
                  finding a suitable substitute under paragraph (iv) above; and

            (vi) terminate this Agreement in respect of Prana or in respect of all Parties without prejudice to the rights granted under clauses 7 and 8.

(d) If NSV terminates this Agreement under this clause then the following provisions shall apply to any funds still held by NSV as agent for Prana:

            (i) Prana hereby authorises and directs NSV to transfer the funds as agent for Prana to another project or new project(s) (the new project projects) as determined by NSV;

            (ii) the participating institutes in respect of the new project or projects may include Prana;

            (iii) funds so transferred shall become 'Earmarked Funds' for the new project or projects; and

            (iv) upon NSV determining to transfer funds to a project or new projects under this clause, NSV shall cease holding the transferred funds as agent (and, to the extent that those funds were also being held as agent on trust, on trust) for Prana and commence holding them as agent (and, to the extent that those funds will also be held as agent on trust, on trust) for the participating institutes in respect of the new project or projects.

12.2  Termination for unsatisfactory progress

      The KAMR will regularly review the progress of the Project with the Project Leaders and if the KAMR considers the Project is not progressing to its reasonable satisfaction, NSV may terminate this Agreement by 6 months prim written notice to the Institute(s). If NSV terminates this Agreement under this clause then NSV will have no further obligation to provide funds after the effective date of termination and the provisions of Section 12.1(d) shall apply to any funds still held by NSV.

12.3. Termination of RCA with SCHERING

      If in case of termination or expiry of the RCA the Project under this Agreement is not completed, the Project may be continued until finished under this Agreement and the RCA will still apply; provided however that the funding provided in the Project budget will not be raised after termination or expiry of the RCA.

12.4. Termination for insolvency etc.

      Unless the Parties agree otherwise, this Agreement will terminate if NSV:


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      (a)   stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

      (b)   is insolvent within the meaning of section 95A of the Corporations
            Act;

      (c) must be presumed by a court to be insolvent by reason of section 459C(2) of the Corporations Act;

      (d) fails to comply with a statutory demand (within the meaning of section 459F(1) of the Corporations Act);

      (e) has an administrator appointed over all or any of its assets or undertaking or any step preliminary to the appointment of an administrator is taken;

      (f) has a controller within the meaning of section 9 of the Corporations Act or similar officer appointed to all or any of its assets or undertaking; or

      (g) has an application or order made, proceedings commenced, a resolution passed or proposed in a notice of meeting, an application to a court made or other steps taken against or in respect of it (other than frivolous or vexatious applications, proceedings, notices or steps or voluntary applications or proceedings for the purposes of reconstruction) but specifically excluding voluntary applications related to bankruptcy or insolvency for its winding up, deregistration or dissolution or for it to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them.

12.5  Breach by NSV

      (a) If NSV breaches or fails to perform any material term of this Agreement, and the breach is capable of remedy by performance or otherwise, Prana may serve on NSV a notice requiring it to remedy that breach.

      (b) NSV must, at its cost, use its best endeavours and take all reasonable steps to remedy the breach within 90 days of receipt of the notice.

      (b) If NSV has not remedied the breach to Prana's reasonable satisfaction within 90 days of receipt of the notice, Prana may, in addition to any other rights it may have under this Agreement, take one or more of the following steps:

            (i) require NSV to cease representing that it is an agent for Prana in relation to the Project;

            (ii) require NSV to pay all monies held in the Project Account and any Commercial Proceeds to Prana in the proportions applicable under clause 8.3;


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            (iii) require NSV to assign or co-operate in procuring the assignment to Prana of the benefit of any arrangements NSV has with SCHERING; and

            (iv) require NSV to fully indemnify Prana in respect of all liabilities and expenses incurred by it in respect of NSV's default under this Agreement, including the costs associated with the assignment referred to in paragraph (iii) above.

      (d) In case of Section 12.5 (c) Prana agrees to SCHERING having the right, at its option, to replace NSV as a contract partner to this Agreement to the extent that all indemnification obligations of NSV towards Prana, which are borne prior to such substitution by SCHERING will remain with NSV. All indemnification obligations of SCHERING towards Prana, which are borne after such substitution of NSV, will remain with SCHERING.

12.6  Termination report

      (a) In all cases of termination of this Agreement under this clause 12, Prana will compose a termination report containing all Project Results created up to the date of termination of this Agreement, clause 5.6 shall apply to the termination report accordingly. The termination report shall be signed by the Project Leader of Prana and the Head of Prana as well as countersigned by the KAMR. The termination report shall be promptly submitted to the Steering Committee which shall be considered as notification of relevant Project Results under clause 7.2 (e) giving NSV and SCHERING the right to evaluate their interest in the Project Results and, if the case may be, to exercise their options, in accordance with the provisions of clauses 7.2 and 8.

      (b) If NSV has notified Prana in accordance with clause 7.2 that NSV and SCHERING do not want to exercise their rights of first refusal, Prana shall will be free to continue the Project at its own expense; provided however that Prana will not raise funding from a third party for a period of 12 months after SCHERING has declined its option. Prana will notify NSV and SCHERING before they solicit third party funding after the 12 months period in order to give NSV and SCHERING the opportunity to reintegrate the Project into the Project portfolio under the RCA and to provide the funding under the RCA. NSV and SCHERING shall have 30 days to decide whether the Project shall be reintegrated into the portfolio and the funding requested by Prana. NSV shall notify Prana in writing upon the decision. The Parties hereby acknowledge that Prana will have the opportunity to demonstrate any added value created in the Project during the 12 months


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      period and to re-negotiate the commercial terms which would apply to reintegration of the Project, to reflect the added value that Prana has created during the 12 months period.

13.   Termination without prejudice

--------------------------------------------------------------------------------

      Termination or expiry of this Agreement for any reason, does not affect:

      (a) any rights and obligations of the Parties which have accrued prior to such termination or expiry; and

      (b) any rights and obligations of the Party which by their nature survive termination including without limitation rights and obligations under clauses 10 and 14.2.

14.   General Warranties and Indemnities

--------------------------------------------------------------------------------

14.1  IP representations and warranties

      Prana represents and warrants that:

      (a) it is the owner of, or is otherwise entitled to provide, the Background IP which it makes available under this Agreement; and

      (b) it has adequate arrangements in place with its employees, agents and sub-contractors to enable it to grant the licences to its Project Results under this Agreement.

      (c) to the best of its knowledge as at the Commencement Date any Commercialisation of its Background IP and Project Results as permitted under this Agreement does not (and, unless it notifies NSV in writing to the contrary during the term of this Agreement, will not) infringe the rights of any third party.

14.2  Indemnities in relation to the Project

      Each Party will indemnify (Indemnifying Party) each other Party and the officers, employees and any scientists engaged by it (Those Indemnified) against all claims, liability, loss, damage, costs and expanses (including but not limited to legal costs on a solicitor and own client basis) which may be incurred by Those Indemnified arising out of or in connection with:

      (a) any personal injury suffered by or the death of Those Indemnified or any loss or damage to property, real or personal, of an Those Indemnified caused by any negligent act or omission of the Indemnifying Party or


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            officers, employees and any scientists engaged by it in the course of carrying out the Project;

      (b) any claims, actions or proceedings by any third party against Those Indemnified for any personal injury suffered by or the death of that third party, or any loss or damage to property, real or personal, of that third party caused by any negligent act of omission of the Indemnifying Party or officers, employees and any scientists engaged by it in the course of carrying out the Project; and

      (c) any breach of any representation or warranty provided by the Indemnifying Party under this Agreement.

15.   Assignment and Sub-Contracting

--------------------------------------------------------------------------------

      Prana may not assign or transfer any of its rights or obligations under this Agreement, nor sub-contract a substantial part of its obligations under the Project, without the prior written consent of NSV such consent not to be unreasonably withheld. NSV may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Prana such consent not to be unreasonably withheld.

16.   Force majeure

--------------------------------------------------------------------------------

      (a) Where a Party is unable, wholly or in part, by reason of force majeure, to carry out any obligation under this Agreement, and that
            Party:

            (i) gives each other Party prompt notice of that force majeure including reasonable particulars, and, in so far as known, the probable extent to which it will be unable to perform or be delayed in performing that obligation; and

            (ii) uses all possible diligence to remove that force majeure as quickly as possible,

            that obligation is suspended so far as it is affected by force majeure during the continuance of that force majeure and that Party will be allowed a reasonable extension of time to perform its obligations.

      (b) If, after 30 days, the force majeure has not ceased, the Parties will meet in good faith to discuss the situation and endeavour to achieve a mutually satisfactory resolution to the problem.

      (c) The requirement that any force majeure must be removed with all possible diligence does not require the settlement of strikes, lockouts or other labour


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Neurosciences Victoria Ltd and Prana Biotechnology Ltd

--------------------------------------------------------------------------------

            disputes or claims or demands by any government on terms contrary to the wishes of the Party affected,

      In this clause, force majeure means an act of God, strike, lockout or other interference with work, war (declared or undeclared), blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, governmental or quasi governmental restraint, expropriation, prohibition, intervention, direction or embargo, unavailability or delay in availability of equipment or transport, inability or delay in obtaining governmental or quasi governmental approvals, consents, permits, licenses, authorities or allocations, and any other cause, whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of the Party affected.

17.   Clause severance

--------------------------------------------------------------------------------

      Any provision of this Agreement that is held void by a court of competent jurisdiction or is voidable by a Party or is or becomes at that time unlawful or unenforceable will, to the extent to which it is void or voidable or is unlawful or unenforceable, be deemed to be excised from and not form part of this Agreement, without affecting the validity or enforceability of the remaining provisions to the fullest extent permitted by law or in equity.

18.   Waiver

--------------------------------------------------------------------------------

      A waiver by a Party of any rights arising from a breach or non-observance by any other Party of a term of this Agreement will not be taken to operate in any way as a waiver of any rights arising from any subsequent continuation of that breach or non-observance, or any further or other breach or non-observance of the same or any other term.

19.   Governing law

--------------------------------------------------------------------------------

      (a) This Agreement will be governed by and construed in accordance with the law for the time being in force in Victoria.

      (b) With respect to any legal action or proceedings which may be brought in relation to this Agreement or any transaction contemplated by this Agreement, each Party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria.


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20.   Notices

--------------------------------------------------------------------------------

      (a) Any notice, request, consent or other communication in connection with this Agreement must be in writing and:

            (i)   left at the address of the addressee;

            (ii) sent by prepaid-ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee;

            (iii) sent by facsimile to the facsimile number of the addressee; or

            (iv) if the addressee has given written notice of another address or facsimile number, sent to that address or facsimile number.

      (b)   The address and facsimile number of each Party is as specified in
            Schedule 3.

      (c) A notice, request, consent or other communication takes effect from the time it is received unless a later time is specified in it.

      (d) A notification of change of address will not take effect until each other Party notifies the Party changing its address that the notice of change of address has been received.

      (e)   A letter or facsimile is taken to be received;

            (i) for a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

            (ii) for a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient. However, if transmission is completed after 5.00pm on a business day or is sent on a day that is not a business day, the message is taken to have been received at 8.00am on the next business day.

21.   Entire Agreement

--------------------------------------------------------------------------------

      This Agreement and the Agency Agreement between NSV and Prana contain the entire agreement between the Parties with respect to their subject matter and supersede all prior agreements and understandings between the Parties in connection with it. In case that the Agency Agreement contradicts any provision contained in this Agreement, the provisions of this Agreement shall prevail.


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--------------------------------------------------------------------------------

22.   Amendments

--------------------------------------------------------------------------------

      No agreement or understanding varying or extending this Agreement will be legally binding unless it is in writing signed by all Parties.

23.   Further assurances

--------------------------------------------------------------------------------

      Each Party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

24.   Counterparts

--------------------------------------------------------------------------------

      This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 28
Project Title = AB clearance mechanisms
3rd March 2003
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--------------------------------------------------------------------------------

Schedule 1

Financial Terms

--------------------------------------------------------------------------------

This is a Financial Category 2 (3) Project (Appendix 7.5 of the Research Collaboration Agreement)

-------------------------------------------------------------------------------------------
Payments                         Category 2                   Category 3

                                 (Validated Drug Target)      (Set of Lead Compounds |2-3|)
-------------------------------------------------------------------------------------------
Down-Payment                     $AUD 300,000                 $AUD 400,000

New Leads from High              none                         none
Thoughput Screening

IND (or equivalent)              $AUD 500,000                 $AUD 750,000

Commencement of Phase III        $AUD 1,500,000               $AUD 1,750,000
Study

First Market Approval in each    US $AUD 1,500,000            US $AUD 2,000,000
of US, EU or JAP                 EURO $AUD 750,000            EURO $AUD 1,000,000
                                 JAP $AUD 750,000             JAP $AUD 1,000,000

Royalties                        1-2%                         3.5%
-------------------------------------------------------------------------------------------

Project Synopsis

--------------------------------------------------------------------------------

Name of Research Project: AB clearance mechanisms

Appendix 2.2c of the Research Collaboration Agreement

NSV-PROJECT CODE: v

PROJECT TEAM:                   ROBERTO CAPPAI (PROJECT LEADER/MELBOURNE):
                                r.cappai@unimelb.edu.au

                                WITH: THOMAS DYRKS: Thomas.Dyrks@schering.de

CONTACT PERSON AT SAG:          DR. THOMAS DYRKS

START OF PROJECT:               AT SIGNATURE OF NSV/SAG RESEARCH CONTRACT

RESOURCES (FOR THE FIRST RESEARCH YEAR):

NSV: TOTAL NUMBER OF FTE s=4: POST DOCs 3 AND TAs 2

SAG: Involvement of FTEs not planned within the first 2 years collaboration period



--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 29
Project Title = AB clearance mechanisms
3rd March 2003
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--------------------------------------------------------------------------------

RATIONALE: To identify molecules which bind to and clear AB from the brain as a means of lowering Ab levels in the brain.

--------------------------------------------------------------------------------
SCIENTIFIC BACKGROUND:

THE ACCUMULATION OF THE AMYLOID B (AB) PEPTIDE IS A CENTRAL PROCESS IN ALZHEIMER'S DISEASE (AD). IT IS CLEAR THAT AGING IS THE MAJOR RISK FACTOR FOR DEVELOPING AD AND THIS LEADS TO THE ACCUMULATION OF AB. THE MOST LIKELY CAUSE OF SPORADIC AD IS A DEFECT IN THE CLEARANCE OF AB FROM THE BRAIN. WHILST CONSIDERABLE INFORMATION IS AVAILABLE ON THE SYNTHESIS OF AB, THE MECHANISMS OF AB CLEARANCE HAVE NOT BEEN EXTENSIVELY STUDIED AND THEREFORE REMAIN POORLY UNDERSTOOD. AB TURNOVER COULD INVOLVE; 1) THE TRANSPORT OF AB OUT OF THE BRAIN VIA THE BLOOD. WHILE THIS PROCESS MAY NOT INVOLVE A PROTEASE IT COULD REQUIRE AB BINDING PROTEINS TO TRANSPORT AB TO THE VASCULAR SYSTEM; 2) CATABOLISM OF AB BY EXTRACELLULAR PROTEASES; 3). DEGRADATION BY A PHAGOCYTIC CELL FOLLOWING AB UPTAKE UNTO THE CELL VIA RECEPTOR-MEDIATED ENDOCYTOSIS. THE PEPTIDE MAY BIND DIRECTLY TO THE PHAGOCYTIC CELL OR VIA BINDING PROTEINS THAT TRANSPORT OR TARGET AB TO PHAGOCYTIC CELLS SUCH AS MICROGLIA; 4) THE ACCUMULATION OF AB BY MOLECULES THAT BIND TO AB AND PREVENT ITS CLEARANCE. THEREFORE THE IDENTIFICATION OF THE PROTEASE(S) AND-OR BINDING PROTEIN(S) IS IMPORTANT FOR UNDERSTANDING AB CLEARANCE AND WOULD REPRESENT TARGETS FOR MODULATING AB DEGRADATION.

A NUMBER OF PUTATIVE AB-CLEARANCE MOLECULES HAVE BEEN IDENTIFIED WHICH CAN BIND TO OR DEGRADE AB. BINDING/ TRANSPORT MOLECULES INCLUDE APOE, a2-MACROGLOBULIN
(a2M) AND LDI/ RECEPTOR RELATED PROTEIN (LRP). THE APOE PROTEINS ARE A CLEAR RISK-FACTOR FOR LATE-ONSET AD. PERSONS CARRYING THE APOE4 ALLELE HAVE AN INCREASING RISK OF DEVELOPING AD WITH AN EARLIER AGE OF ONSET. APOE2 ALLELE CARRIERS HAVE THE LOWEST RISK. THE BASIS FOR THIS IS NOT FULLY UNDERSTOOD BUT MAY RELATE TO DIFFERENCES IN BINDING BETWEEN AB AND THE APOE ISOFORMS. HOWEVER THE MULTIFUNCTIONAL NATURE OF APOE ALLOWS DIFFERENT MODES OF ACTION. INTERESTINGLY APP TRANSGENIC MICE IN AN APOE KNOCKOUT BACKGROUND HAVE A LOWER AMYLOID BURDEN AND DO NOT DEVELOP PLAQUES. THIS SUGGESTS APOE EXPRESSION LEADS TO AB DEPOSITION. LRP, AS A MAJOR NEURONAL RECEPTOR FOR BOTH APOE AND a2M, IS POTENTIALLY A KEY MODULATOR IN THE CLEARANCE OF APOE/AB AND a2M/AB COMPLEXES.

TWO AB DEGRADING ENZYMES HAVE BEEN RECENTLY IDENTIFIED: NEPRILYSIN AND INSULIN DEGRADING ENZYME (IDE). NEPRILYSIN WAS ASSOCIATED WITH AB-CLEARANCE USING AN IN VIVO ASSAY WHICH MEASURED THE CATABOLISM OF RADIOLABELLED AB42 INJECTED INTO
THE RAT HIPPOCAMPUS. PURIFIED NEPRILYSIN CATABOLISED AB42 IN A SIMILAR MANNER TO THE IN VIVO ACTIVITY. WHILE THE ADDITION OF A NEPRILYSIN INHIBITOR TO THE RAT HIPPOCAMPUS INCREASED THE AB42 BURDEN IN THE BRAINS.

IDE IS A NEUTRAL METALLOENDOPEPTIDASE IDENTIFIED AS AN AB DEGRADING ACTIVITY IN THE SUPERNATANT OF THE MICROGLIA CELL LINE BV-2. WHILE IDE IS LOCALISED INTRACELLULARLY IN THE CYTOSOL AND IN PEROXISOMES IT CAN ALSO BE RELEASED FROM INTACT CELLS OR REMAIN CELL SURFACE ATTACHED ALLOWING IT TO DEGRADE EXTRACELLULAR AB. GENETIC ANALYSIS SHOWED THAT A REGION ENCOMPASSING IDE ON CHROMOSOME 10 DISPLAYS LINKAGE IN LATE-ONSET AD FAMILIES.

TO PROPERLY UNDERSTAND THE MECHANISM OF AB CLEARANCE WE NEED TO IDENTIFY THAT FULL COHORT OF MOLECULES WHICH BIND AND CATABOLISE AB AND THE CELL TYPES INVOLVED. THIS WILL PROVIDE BETTER INSIGHTS INTO WHY THESE PROCESSES BECOME INEFFECTIVE IN CLEARING AB FROM AN AD BRAIN.

--------------------------------------------------------------------------------
INNOVATION: THE OVERALL PROJECT IS IN THE DEVELOPMENTAL STAGES. HOWEVER, THE TOOLS FOR MOST ASPECTS OF THE WORK ARE ALREADY OPERATIONAL IN THE LABORATORY.

--------------------------------------------------------------------------------
MAIN INDICATION: AD.


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 30
Project Title = AB clearance mechanisms
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Project Agreement

Neurosciences Victoria Ltd and Prana Biotechnology Ltd

--------------------------------------------------------------------------------

SECONDARY INDICATION: ALL CLINICAL FORMS AMYLOIDOSIS (SECONDARY/SYSTEMIC)

--------------------------------------------------------------------------------
COMPETITOR SITUATION:

IT IS CLEAR THAT OTHER GROUPS HAVE PROJECTS TARGETING AB POLYMERISATION AND CLEARANCE (FOR DETAILS SEE TABLE BELOW). WE PRESUME COMPETITION FROM RESEARCHERS STUDYING IDE, NEPRILYSIN AND THE APOE/a2M/LRP PATHWAY. UNTIL NOW NO COMPOUND IS IN CLINICAL PHASE THAT SPECIFICALLY INDUCE AB CLEARANCE.

------------------------------------------------------------------------------------------------------------------
Drug                                Originator                      Mechanism of Action             Phase
------------------------------------------------------------------------------------------------------------------
PBT1                                Prana Biotechnology             Chelating agents                Phase-II
------------------------------------------------------------------------------------------------------------------
NC 531                              Neurochem                       Beta-amyloid                    Phase-I
                                                                    polymerisation inhibitors
------------------------------------------------------------------------------------------------------------------
PPI 368                             Praecis Pharmaceuticals         Beta-amyloid                    Preclinical
                                                                    polymerisation inhibitors
------------------------------------------------------------------------------------------------------------------
SKF 74652                           GlaxoSmithKline                 Beta-amyloid                    Preclinical
                                                                    polymerisation inhibitors
------------------------------------------------------------------------------------------------------------------
PTI 00703                           Nonindustrial source,           Beta-amyloid                    Preclinical
                                    ProteoTech                      polymerisation inhibitors
------------------------------------------------------------------------------------------------------------------
Putrescine-D-YiAbeta11              Nonindustrial source            Beta-amyloid                    Preclinical
                                                                    polymerisation inhibitors
------------------------------------------------------------------------------------------------------------------
Research programme: beta-amyloid    Elan Corporation                Beta-amyloid                    Preclinical
fibrillogenesis inhibitors                                          polymerisation inhibitors
------------------------------------------------------------------------------------------------------------------
Research programme: beta amyloid    Nonindustrial sources           Beta-amyloid                    Preclinical
decoy peptides - Massachusetts                                      polymerisation inhibitors
Institute of Technology
------------------------------------------------------------------------------------------------------------------
Research programme: amyloid         Axonyx/Serono                   Beta-sheet breakers             Preclinical
inhibiting peptides
------------------------------------------------------------------------------------------------------------------
DP b99                              D-Pharm                         Chelating agents                Preclinical
------------------------------------------------------------------------------------------------------------------
Insulysin gene therapy              Nonindustrial source            Protease stimulants             Preclinical
------------------------------------------------------------------------------------------------------------------
Desferri-nordanoxamine              Aventis Pharma                  Chelating agents                Unknown-Stage
------------------------------------------------------------------------------------------------------------------

PROPRIETARY POSITION:

No patent filed or in preparation.

--------------------------------------------------------------------------------
RESEARCH PLAN

THE EXPERIMENTAL PLAN TO IDENTIFY PROTEINS THAT BIND TO AB AND THEREFORE POSSIBLY CLEAR AB AND-OR DEGRADE AB. CANDIDATE PROTEINS WILL BE TESTED IN BIOCHEMICAL AND CELL BASED ASSAYS TO VERIFY THEIR ROLE IN AB DEGRADATION OR CLEARANCE, BEFORE BEING TESTED IN RODENT MODELS.


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--------------------------------------------------------------------------------

I ASSAYS TO IDENTIFY AB-BINDING PROTEINS

THREE DIFFERENT EXPERIMENTAL APPROACHES WILL BE USED TO ISOLATE AB BINDING PROTEINS.

1. TWO-HYBRID SCREEN

THE YEAST TWO-HYBRID ASSAY WILL BE USED TO ISOLATE AB BINDING PROTEINS.

THE STRATEGY INVOLVES USING HUMAN AB AS THE TARGET. SINCE AB40 AND AB42 MAY BEHAVE BE CATABOLISED DIFFERENTLY WE WILL USE BOTH AB40 AND AB42 FOR THE SCREENING.

TARGET CONSTRUCTS: HUMAN AB42, HUMAN AB40.

CONTROL CONSTRUCTS: SCRAMBLED HUMAN AB42; APP 18-57 (REPRESENTS A REGION FROM THE APP ECTODOMAIN OF SIMILAR LENGTH, BUT UNRELATED SEQUENCE).

THE FOUR CONSTRUCTS WILL BE SCREENED AGAINST A HUMAN ADULT BRAIN CDNA LIBRARY. THE PREFERENCE IS TO MATE THE BAIT CELLS WITH A PRETRANSFORMED LIBRARY AS THIS ALLOWS GREATER TRANSFECTION EFFICIENCIES. POSITIVE BINDING CLONES WILL BE IDENTIFIED BY GROWTH ON SELECTABLE MEDIA AND A COLORIMETRIC ASSAY OF THE B-GALACTOSIDASE REPORTER GENE.

DEPENDING ON THE RESULTS OF THIS INITIAL SCREEN, AN ALTERNATIVE TWO-HYBRID SCREENING APPROACH WOULD USE THE CYTOTRAP TWO-HYBRID SYSTEM (STRATAGENE). THIS SYSTEM IS BASED ON CYTOPLASMIC INTERACTIONS AND THEREFORE DOES NOT REQUIRE THE AB-BINDING PROTEIN COMPLEX TO TRAFFICK TO THE NUCLEUS TO ACTIVATE THE REPORTER GENE. THIS WOULD MAXIMISE THE LIKELIHOOD OF OBTAINING POSITIVE HITS.

PUTATIVE AB40 OR AB42 BINDING CLONES WILL BE SEQUENCED AND COMPARED TO THE CLONES OBTAINED AGAINST SCRAMBLED AB AND APP18-57 TO IDENTIFY FALSE-POSITIVES SEQUENCES WILL BE SEARCHED AGAINST THE SEQUENCE DATABASE TO IDENTIFY WHICH PROTEIN CLASS THEY BELONG TO (IE. PROTEASES). VERIFICATION OF THE CLONES (SEE BELOW).

2. ISOLATION OF AB-COMPLEXES FROM HUMAN BRAIN (AD VS. CONTROL).

AS STATED IN THE INTRODUCTION, AB IS CLEARED EFFICIENTLY IN YOUNG BRAINS BUT ACCUMULATES IN AGED BRAINS AND IN PARTICULAR AD SUBJECTS. WE AIM TO ISOLATE AB-PROTEIN COMPLEXES AND COMPARE THE PROFILE FROM YOUNG, AGED NORMAL AND AD SUBJECTS TO IDENTIFY PROTEINS WHICH EITHER PROMOTE OR INHIBIT AB-CLEARANCE. SINCE AB CAN EXIST AS EITHER A SOLUBLE OR INSOLUBLE SPECIES TWO APPROACHES WILL BE USED: (1) IMMUNOPRECIPITATION (AP) OF SOLUBLE AB-COMPLEXES. (II) PURIFICATION OF AMYLOID PLAQUES. THE ISOLATED AB-COMPLEXES ARE THEN ANALYSED BY 2D-ELECTROPHORESIS.

IMMUNOPRECIPITATION OF AB-COMPLEXES WILL BE PERFORMED ON SOLUBLE AB FROM YOUNG, AGED-NORMAL AND AD BRAINS. BRAIN REGIONS TO BE ANALYSED ARE PUTAMEN, THALAMUS, INFERIOR TEMPORAL CORTEX AND HIPPOCAMPUS. THE BRAIN TISSUE WILL BE HOMOGENISED IN PBS (+ PROTEASE INHIBITORS) AND CENTRIFUGED AT 100,000G, 30MIN. THE SUPERNATANT FRACTION CONTAINS PBS SOLUBLE AB AND THE PELLET INSOLUBLE AB. THE SOLUBLE FRACTION WILL BE INCUBATED WITH ANTI-AB ANTIBODIES WHICH RECOGNISE N-TERMINAL, CENTRAL AND C-TERMINAL EPITOPES (WO2, 1E8, 2G10, 2G11). CONTROLS ARE NO PRIMARY ANTIBODY AND UN-RELATED ANTIBODIES (ANTI-C-MYC AND ANTI-FLAG). THE IP MATERIAL WILL BE ANALYSED BY 2D-GEL ELECTROPHORESES AND PROTEIN SPOTS
SEQUENCED. VERIFICATION OF THE PROTEINS (SEE BELOW). CONDITIONS WILL BE VARIED TO INCREASE THE STRINGENCY OF THE INTERACTION BY USING HIGHER SALT CONCENTRATIONS AND DETERGENTS.

AMYLOID PLAQUES WILL BE PURIFIED AS AMYLOID CORES USING THE METHODS OF ROHER AND KUO (METHODS ENZYMOLOGY, 1999). THIS YIELDS A PELLET RICH IN COMPACT CORES OF AMYLOID. THIS MATERIAL PERMITS THE ANALYSIS OF MOLECULES THAT PROMOTE AB AGGREGATION OR INHIBIT ITS CLEARANCE. THE AMYLOID COMPLEXES WILL BE SOLUBILISED IN SDS-PAGE SAMPLE BUFFER AND


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ANALYSED BY 2D-ELECTROPHORESES AND PROTEIN SPOTS SEQUENCED. VERIFICATION OF THE
PROTEINS (SEE BELOW).

THIS STUDY ALLOWS THE PROFILE OF AB-BINDING PROTEINS FROM AN AD BRAIN TO BE COMPARED WITH AGED NORMAL AND YOUNG CONTROLS.

3. AB-AFFINITY CHROMATOGRAPHY ON BRAIN CELL LYSATES OR CELL LINES WHICH CONTAIN AB DEGRADING ACTIVITY.

HUMAN AB42 AND AB40 WILL BE COUPLED TO A SOLID SUPPORT SUCH AS AFFIGEL OR THE PEPTIDE SYNTHESIS RESIN. CONTROL PEPTIDES ARE SCRAMBLED AB42 AND APP18-47. THE PEPTIDES WILL BE USED TO AFFINITY PURIFY AB BINDING PROTEINS FROM BRAIN CELL HOMOGENATES OR CELL CULTURE SUPERNATANTS. BRAIN TISSUE WILL BE AD, AGED-NORMAL CONTROL AND YOUNG CONTROL FROM THE REGIONS LISTED ABOVE. RODENT BRAIN TISSUE WILL ALSO BE TESTED AS AN ALTERNATIVE SOURCE. THE CELL LINES TO BE TESTED ARE BV-2 AND CHO AS THEY CONTAIN HIGH LEVELS OF AB-DEGRADING ACTIVITY. CHO ARE CURRENTLY AVAILABLE IN OUR LABORATORY. WE SHALL ALSO TEST SY5Y AS A CONTROL AS THEY HAVE LOW LEVELS OF AB-DEGRADING ACTIVITY.

THE BRAIN HOMOGENATES OR CULTURE SUPERNATANTS WILL BE PASSED OVER THE AB AFFINITY COLUMN AND EXTENSIVELY WASHED TO REMOVE NON-SPECIFICALLY BOUND PROTEINS. THE WASH BUFFER CONDITIONS WILL BE ADJUSTED IN RELATION TO SALT CONCENTRATION, PH AND DETERGENT CONTENT TO ALTER THE BINDING STRINGENCY. BOUND PROTEINS ARE ELUTED AND ANALYSED BY EITHER 2D-ELECTROPHORESIS AND PROTEIN SPOTS SEQUENCED. VERIFICATION OF THE PROTEINS (SEE BELOW).

4. VERIFICATION OF BINDING PROTEINS.

THE ABOVE THREE APPROACHES WILL YIELD CANDIDATE AB-BINDING PROTEINS. VALIDATION OF THEIR ROLE IN AB CLEARANCE WILL BE TESTED AS FOLLOWS:

> IN VITRO PULL DOWN ASSAY: BINDING OF HUMAN AB42, HUMAN AB40, SCRAMBLED AB OR APP18-47 PEPTIDES TO GST-BINDING PROTEIN FUSION PROTEIN. CONTROLS ARE GST ALONE AND GST-UNRELATED PROTEIN.

OR, BINDING OF AB42 OR AB40 PEPTIDES TO FLAG-TAGGED CANDIDATE PROTEIN EXPRESSED IN VITRO (TNT-SYSTEM). IP WITH FLAG ANTIBODY AND DETECT BOUND AB BY WESTERN WITH ANTI-AB ANTIBODIES. ALSO UN-TAGGED CANDIDATE PROTEIN (35 S-LABELLED IN TNT SYSTEM) PLUS AB PEPTIDES. IP WITH ANTI-AB ANTIBODIES AND DETECT BY SDS-PAGE/ FLUOROGRAPHY.

> BINDING WITH THE BIACORE USING RECOMBINANT CANDIDATE PROTEIN PASSED OVER A BIACORE CHIP COUPLED WITH EITHER AB42, AB40, SCRAMBLED AB OR APP18-47.

> IF CANIDATE MOLECULES IS A PROTEASE, INCUBATE (35)S-BIOSYNTHETICALLY LABELLED AB WITH RECOMBINANT CANDIDATE AND MEASURE DEGRADATION OF AB BY
SDS-PAGE/FLUOROGRAPHY.

> CELL CULTURE (AS PART OF (II) BELOW). OVEREXPRESS CANDIDATE MOLECULE IN CELL LINE BV-2 OR CHO AND ADDED (35)S-BIOSYNTHETICALLY LABELLED AB TO MEDIUM AND MEASURE AB DEGRADATION BY SDS-PAGE/FLUOROGRAPHY.

OR DOWN-REGULATE CANDIDATE MOLECULE EXPRESSION WITH ANTISENSE AND MEASURE DEGRADATION OF (35)S-BIOSYNTHETICALLY LABELLED AB ADDED TO MEDIUM BY SDS-PAGE/FLUOROGRAPHY.

OR CO-EXPRESS BOTH CANDIDATE PROTEIN AND APP IN BV-2 OR CHO CELLS AND MEASURE AB LEVELS IN SUPERNATANT BY ELISA OR WESTERN BLOT.

OR CO-EXPRESS BOTH CANDIDATE PROTEIN (FLAG TAGGED) AND APP IN BV-2 OR CHO CELLS AND IP WITH FLAG AND DETECT BOUND AB BY WESTERN BLOTTING.


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 33
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--------------------------------------------------------------------------------

OR CO-EXPRESS BOTH CANDIDATE PROTEIN (UNTAGGED) AND APP IN BV-2 OR CHO CELLS AND IP WITH ANTI-AB AND DETECT BOUND CANDIDATE PROTEIN BY WESTERN BLOTTING

II CELL CULTURE MODEL FOR CLEARANCE

CELL CULTURE MODELS WILL BE ESTABLISHED TO STUDY THE MECHANISMS OF AB CLEARANCE AND TEST THE CANDIDATE AB-CLEARANCE MOLECULES IDENTIFIED ABOVE. BOTH CELL LINES AND MIXED PRIMARY NEURONAL CULTURES WILL BE ESTABLISHED. BV-2 CELLS, IS A MOUSE MICROGLIAL CELL LINE WITH HIGH LEVELS OF AB DEGRADING ACTIVITY, WILL BE USED AS THE CELL LINE. CANDIDATE MOLECULES IDENTIFIED FROM THE AB-BINDING PROTEIN STUDIES WILL BE OVEREXPRESSED OR DOWN-REGULATED (ANTISENSE, POSSIBLY SUPPORTED BY THE ENABLING TECHNOLOGY FACILITY AT SCHERING) IN BV-2 CELLS. RADIOLABELLED AB (EITHER 35 S-BIOSYNTHETICALLY LABELLED AB OR 125 I-LABELED) WILL BE ADDED TO THE CULTURES AND AB LEVELS MEASURED BY SDS-PAGE/FLUOROGRAPHY.

AN ALTERNATIVE CELLULAR SYSTEM IS PRIMARY MIXED NEURONAL/GLIAL CULTURES. WE HAVE ESTABLISHED THESE CULTURES IN THE LABORATORY. THE PRIMARY CULTURES WILL BE USED FOR DOWN-REGULATION STUDIES USING RADIOLABELLED AB (EITHER 35 S-BIOSYNTHETICALLY LABELLED AB OR 125 I-LABELED) IN CONJUNCTION WITH SDS-PAGE/FLUOROGRAPHY. A MORE VERSATILE SYSTEM WOULD INVOLVE ESTABLISHING THE PRIMARY CULTURES FROM APP-TRANSGENIC MICE (HSIAO TG2576 OR OUR OWN CT100-LINES AND APP-LINES). THE ADVANTAGE OF THIS SYSTEM IS THE PRODUCTION OF AN ENDOGENOUS SOURCE OF HUMAN AB. THIS ALLOWS THE "PHYSIOLOGICAL" EXPRESSION OF HUMAN AB AND PERMITS THE DETECTION AND QUANTITATION OF AB BY ELISA AND WESTERN BLOTTING.

III TRANSGENIC MICE/IN VIVO APPROACH

THE IN VIVO RELEVANCE OF THE AB CLEARANCE MOLECULES WILL BE TESTED IN TRANSGENIC MICE CROSSED WITH APP-PSI OR APP TRANSGENIC MICE. THESE MICE ARE AVAILABLE IN THE GROUP. IF INHIBITORS FOR THE DEGRADING ENZYMES ALREADY EXIST, THEN PROOF OF CONCEPT CAN BE ACHIEVED BY PHARMACOLOGICAL INHIBITION OF AB DEGRADATION AS MEASURED BY INCREASED BRAIN AB LEVELS BY ELISA. ALTERNATIVELY, WE WOULD INJECT AB-AMYLOID +/- CANDIDATE MOLECULE +/- CANDIDATE MOLECULE INHIBITOR INTO RODENT BRAIN. THE LEVEL OF AMYLOID IN THE BRAIN WILL BE MEASURED BY THIOFLAVIN-S STAINING OR IMMUNOHISTOCHEMICALLY.

ALTERNATIVELY, AN EXPRESSION KNOCK-DOWN APPROACH WOULD BE USED WITH ANTI-SENSE TO THE CANDIDATE PROTEIN. AMYLOID AND AB LEVELS IN THE BRAIN WILL BE MEASURED BY ELISA AND IMMUNOHISTOCHEMICALLY. BOTH YOUNG AND AGED MICE (PRE AND POST-AMYLOID PLAQUE STAGE) WILL BE TESTED TO DETERMINE IF THE EFFECT IS ALSO ON EXISTING PLAQUES.

WORKING-PLAN OVERVIEW

I ASSAYS TO IDENTIFY AB-BINDING PROTEINS (1-12 MONTH)

o     TWO-HYBRID SCREEN WITH HUMAN AB AS THE BAIT.

o     IMMUNOPRECIPITATION OF AB-COMPLEXES FROM HUMAN BRAIN (AD VS CONTROL).

o     AB-AFFINITY CHROMATOGRAPHY ON BRAIN CELL LYSATES.

II CELL CULTURE MODEL FOR CLEARANCE (1-12 MONTH)

III IN VITRO VERIFICATION OF AB BINDING/DEGRADATION (12-24 MONTH)

o OVER/CO EXPRESS IN RELEVANT IN VITRO SYSTEMS WITH/WITHOUT A TAG AND FOLLOWED BY IMMUNOPRECIPITATION.

o     USE OF THE CELL CULTURE MODEL ESTABLISHED UNDER II

IV IN VIVO VALIDATION (12-36 MONTH)


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 34
Project Title = AB clearance mechanisms
3rd March 2003
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Project Agreement

Neurosciences Victoria Ltd and Prana Biotechnology Ltd

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KO-APPROACH MAY START AS SOON AS RELEVANT CANDIDATE IS IDENTIFIED (E.G.
NEW/INTERESTING PROTEASE)

--------------------------------------------------------------------------------

MILESTONES:

1.    IDENTIFICATION OF AB-BINDING PROTEINS ON 2-D GELS USING THE
      AB-IMMUN0PRECIPITATION OR THE AB-AFFINITY PURIFICATION APPROACH OR POSITIVE CLONES FROM THE TWO-HYBRID SCREEN (6 MONTH)

2. VERIFIED CLONE (AB-BINDING PARTNER) FROM THE TWO-HYBRID SCREEN APPROACH OR DETECTION OF AB BINDING PROTEIN FROM AB-COMPLEXES OR BY AB-AFFINITY CHROMATOGRAPHY (12 MONTH)

3. MOLECULAR IDENTIFICATION AND VERIFICATION (IN VITRO) ON BINDING PARTNER AFTER 18 MONTH

4. IN VITRO VERIFICATION THAT BINDING PROTEIN IS INVOLVED IN AB DEGRADATION (24 MONTH)

5. IN VIVO VERIFICATION THAT BINDING PROTEIN IS INVOLVED IN AB DEGRADATION (36 MONTH)

--------------------------------------------------------------------------------

PROJECT FEASIBILITY:

This feasibility of this project is enhanced by the expertise of the group and its access to appropriate disease tissue. The three pronged approach for isolating AB ligands avoids relying on only one methodology.

--------------------------------------------------------------------------------

CRITICAL ISSUES: CONFIRMING THAT PROPOSED AB BINDING PROTEINS ARE
PHYSIOLOGICALLY/PATHOLOGICALLY RELEVANT.

--------------------------------------------------------------------------------

NO-GO CRITERIA:

NO IDENTIFIED AND VERIFIED (IN VITRO) BINDING PARTNER AFTER 18 MONTH

IN VITRO VERIFICATION THAT THE BINDING PROTEIN IS NOT INVOLVED IN AB DEGRADATION (24 MONTH)

--------------------------------------------------------------------------------

PROJECT STATUS: (TO BE FILLED OUT BY SAG)

Concept research with focus on target identification and validation. The target is a molecule involved in AB degradation.

--------------------------------------------------------------------------------

DEFINITION OF PROJECT STATUS / PROJECT CRITERIA(S) NECESSARY FOR EXERCISING THE NEGOTIATION RIGHT:

1 The target should be validated: (see Milestone No. 4/no-go criteria) In vitro verification that the binding protein is involved in AB degradation after 24 month.

2 The target should be suitable for HTS

3 The patent situation should allow HTS and drug development

If 1 and 3 are fulfilled we should exercise the Option: HTS, Hit to lead, BO proposal (For details see "Project Criteria(s) necessary for exercising the Option")


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 35
Project Title = AB clearance mechanisms
3rd March 2003

Project Agreement

Neurosciences Victoria Ltd and Prana Biotechnology Ltd

--------------------------------------------------------------------------------

Schedule 2

Project Management Committee

--------------------------------------------------------------------------------

Project Management Committee for Project described in Appendix 2.2c of the RCA and entitled AB clearance mechanisms

Institute Representative: Professor Edward Byrne

Project Leader Institute: Dr Roberto Cappai

Project Leader SCHERING: Dr Thomas Dyrks


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 36
Project Title = AB clearance mechanisms
3rd March 2003

Project Agreement

Neurosciences Victoria Ltd and Prana Biotechnology Ltd

--------------------------------------------------------------------------------

Schedule 3

Addresses for Service of Notices

--------------------------------------------------------------------------------

Prana Biotechnology (ACN 080 699 065)
Attention: Chief Operating Officer
Fax No.: +61 3 9690 8587
Address: Suite 2, 1233 High Street, Armadale, Victoria, 3143, Australia

Neurosciences Victoria Ltd
Attention: Chief Executive Officer
Fax No.: +61 3 83443832
Address: The Gatehouse, 2 Park Drive, Parkville, Victoria, Australia, 3052.


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 37
Project Title = AB clearance mechanisms
3rd March 2003

Project Agreement

Neurosciences Victoria Ltd and Prana Biotechnology Ltd

--------------------------------------------------------------------------------

Schedule 4

Budget, Shares of Project Results and Proceeds of Commercialisation

--------------------------------------------------------------------------------

Item 1:   Budget (clause 6(a))

With respect to this Project, NSV is providing AUD$600,000 per annum to Prana Biotechnology. Total funds are shown for the anticipated 24-month period of this Project.

          Research Funds

          The University of Melbourne                  $1,080,000

          Prana Proportion                             $  120,000(10%)

          Total                                        $1,200,000

Item 2:   Parties' ownership share of Project Results (clause 7.2)

          Prana                                        100%

          SCHERING                                       0%

          Total                                        100%

Item 3:   Parties' entitlement to Commercialisation Proceeds (clauses 8.3 & 8.4)

          Prana                                       87.5%

          NSV                                         12.5%

          Total                                        100%

Item 4:   Restrictions on NSV's right to Commercialise Background IP (clause
          7.1)

          Rights to commercialise Background IP are non-exclusive


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 38
Project Title = AB clearance mechanisms
3rd March 2003

Project Agreement

Neurosciences Victoria Ltd and Prana Biotechnology Ltd

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Executed in Melbourne, Victoria, Australia

Signatories to this Project Agreement:

Mr Geoffrey Kempler           Executive Chairman,

                              Prana Biotechnology Limited

                                                        Date 11/03/2003


        /s/ Geoffrey Kempler
------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A/Prof William Hart           Acting Chief Executive Officer,

                              Neurosciences Victoria Limited

                                                        Date 11/03/2003


        /s/ William Hart
------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Professor Edward Byrne        Deputy Chair

                              Neurosciences Victoria Limited

                                                        Date 3/03/2003


        /s/ Edward Byrne
------------------------------------
--------------------------------------------------------------------------------


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 39
Project Title = AB clearance mechanisms
3rd March 2003